Exhibit 10.3

_________________________________________________________________

REDUCING NOTE FACILITY AGREEMENT

among

FLBG2 HOLDINGS LLC

as Borrower

and

BOS (USA) INC.

as Lender,

with

BANK OF SCOTLAND PLC,

acting through its New York Branch,

as Agent and Collateral Agent

Dated as of December 19, 2011

_________________________________________________________________

REDUCING NOTE FACILITY AGREEMENT

REDUCING NOTE FACILITY AGREEMENT, dated as of December 19, 2011 among FLBG2 HOLDINGS LLC, a Texas limited liability company, as Borrower (the “Borrower”), BOS (USA) INC. a Delaware corporation (the “Lender”), the financial institutions from time to time party hereto as Lenders (together with the Lender, the “Lenders”), and BANK OF SCOTLAND PLC, acting through its New York branch, as agent for Lender (in such capacity, “Agent”) and as collateral agent for Lender (in such capacity, “Collateral Agent”).

W I T N E S S E T H :

WHEREAS, FirstCity Commercial Corporation, a Texas corporation (“FCCC”), FH Partners LLC, a Texas limited liability company (“FH Partners”), FLBG Corporation, a Texas corporation (“FLBG”), the Lender and the Agent are parties to a certain Reducing Note Facility Agreement dated as of June 25, 2010 (as the same has been amended from to time to time (the “Reducing Note Facility Agreement”) evidencing loans thereunder (such loans, collectively, the “RNF Loans”);

WHEREAS, FCCC and FCCC’s Affiliate, FirstCity Financial Corporation, a Delaware corporation (“FCFC”), have requested that the Lender and the Agent permit the Reducing Note Facility Agreement to be amended and restated in its entirety by an Amended and Restated Reducing Note Facility Agreement dated as of the date hereof (the “Amended and Restated RNF”) among FCCC, FLBG, the Lender and the Agent;

WHEREAS, simultaneously with the execution and delivery of this Agreement, FH Partners is executing and delivering a Term Loan Agreement (the “BA Credit Agreement”) with Bank of America N.A. (“BA”) with the amount loaned thereunder to be paid to the Lender and Bank of Scotland plc to reduce the principal amount of the RNF Loans;

WHEREAS, as part of the restructuring of the RNF Loans and as a condition to the execution and delivery of the Amended and Restated RNF, the Lender and the Borrower are executing and delivering this Agreement (the “RNF2”) to evidence the assumption by the Borrower of an aggregate of $25,000,000 in principal of the RNF Loans (the “FLBG2 Loans” or the “Loans”) and the reduction by such amount of the principal amount of the RNF Loans;

WHEREAS, the Borrower is pledging to the Lender, as security for the FLBG2 Loans and the Loans, all of the Collateral identified on Schedule 2 to this Agreement (the “FLBG2 Collateral” or the “Collateral”);

WHEREAS, the parties hereto agree that the Lender and the Agent shall have no obligation to provide any additional FLBG2 Loans under this Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                            DEFINITIONS.

(a)                                  Terms used in this Agreement which are defined in Annex I hereto shall have the meanings specified in such Annex I hereto (unless otherwise defined herein) and shall include in the singular number the plural and in the plural number the singular.

(b)                                 Unless otherwise specified, each reference in this Agreement or in any other Loan Document to a Loan Document shall mean such Loan Document as the same may from time to time be amended, extended, restated, supplemented or otherwise modified.

(c)                                  All references to Sections in this Agreement or in Annex I hereto shall be deemed references to Sections in this Agreement unless otherwise specified.

(d)                                 As used in this Agreement and the other Loan Documents, the terms “including” and “such as” are illustrative and not limitative.

Section 2.                                            THE FLBG2 LOANS.

2.1                                 Loan Assumption.

(a)                                  Simultaneously with the execution and delivery of this Agreement, FCCC and the Borrower are executing and delivering the Assignment and Assumption Agreement substantially in the form of Exhibit 1 to evidence the Borrower’s assumption of the principal amount of $25,000,000 of the RNF Loans.

(b)                                 Intentionally Omitted.

(c)                                  The Lender has no obligation under this Agreement or under any other agreement, instrument or Loan Documents to make any additional FLBG2 Loans to the Borrower.

(d)                                 Neither FCFC, FCCC, FH Partners, any guarantors under the Reducing Note Facility Agreement or the Amended and Restated RNF, nor any of the Affiliates of any such Persons other than Borrower shall have any obligation or liability for payment of the FLBG2 Loans or any other obligations under this Agreement.

(e)                                  Agent and Lender agree that the assumption by Borrower of the amount of $25,000,000 of the indebtedness due under the Reducing Note Facility Agreement (the “Assumption”) is an absolute and unconditional obligation of Borrower under this Agreement and that the payment of $25,000,000 (the “FLBG2 Payment”) on the loans due under the Reducing Note Facility Agreement as a result of the Assumption is a permanent reduction of the such loans under the Reducing Note Facility Agreement in the amount of the FLBG2 Payment which shall not be, directly or indirectly, recovered by Agent or Lender from FCCC, FLBG, FCFC, FH Partners, FC Servicing, any guarantor under the Reducing Note Facility Agreement or the Amended and Restated RNF, or any other Affiliate of any such Person (other than Borrower), or payable, either directly or indirectly by any such Persons (other than Borrower) to Agent and Lender.  Agent and Lender expressly intend to and do forever release, discharge and waive any and all claims they may have to recover the FLBG2 Payment or the FLBG2 Loans or any damages related thereto or related to Borrower from FCCC, FLBG, FCFC, FH Partners, FC Servicing, any guarantor under the Reducing Note Facility Agreement or the Amended and Restated RNF or any Affiliate of any such Person (other than Borrower) whether arising (i) under this Agreement or any guaranty or any instrument or loan document executed in connection with this Agreement, (ii) under the Reducing Note Facility Agreement or any guaranty or loan document executed in connection with the Reducing Note Facility Agreement, (iii) under the servicing agreement to be entered into between FC Servicing and Borrower with respect to the servicing of the FLBG2 Collateral, (iv) as claims as a creditor of Borrower related to the failure of Borrower to pay the FLBG2 Loans, the condition or value of the FLBG2 Collateral, the failure to recover the indebtedness owed to them by Borrower under the FLBG2 Loans, or the failure to obtain recoveries from or collections related to the FLBG2 Collateral, (v) with respect to any claims of Agent or the Lender that the transfer of assets to Borrower and the Assumption constitutes a fraud upon creditors of Borrower, causes Borrower to be inadequately capitalized, results in Borrower being insolvent and having a negative net worth, causes damage to Agent and the Lender as the only creditors of Borrower or any other claims of Agent and the Lender relating to such matters that might give rise to any claim or cause of action in favor of Agent and the Lender under applicable state or federal law or under the United States Bankruptcy Code, or (vi) with respect any other claims, demands, actions, causes of action, suits, debts, liabilities, and accounts of any nature whatsoever, known or unknown, including, without limitation, any claims of fraud or fraudulent inducement in connection with the formation of Borrower, the transfer of the FLBG2 Collateral by Affiliates of the Borrower to Borrower, the Assumption, the FLBG2 Payment, or the giving of this release, discharge and waiver (all such claims in the foregoing subparts (i) through (vi) being together, the “FLBG2 Claims”), under any theory of liability whether arising under contract, tort, statute, equitable remedy or otherwise, which the Agent or Lender or any of them ever had, now have or hereafter might have against FCCC, FLBG, FCFC, FH Partners, FC Servicing, guarantor under the Reducing Note Facility Agreement or the Amended and Restated RNF or any Affiliate of any such Person (other than Borrower) relating to the FLBG2 Claims.  Agent and Lender acknowledge that they have consented to and agreed with the transfer of the FLBG Collateral to Borrower, the Assumption and the making of the FLBG2 Loans and that Agent and Lender have been advised and are aware and acknowledge that: (A) Borrower is a newly formed entity that (i) owns no assets other than the loans which are the FLBG2 Collateral, (ii) will receive a contribution only from FLBG, its sole member, in the amount of $1,000.00, (iii) has no right to receive any funds or additional capital from FLBG, the sole member of Borrower, and FLBG has no other obligation to contribute any funds or capital to Borrower, (iv) the sole activity, business or operations of which will be the ownership of the loans transferred to Borrower by the Affiliates of the Borrower and limited activity related to those loans, (v) has no source of income or revenues other than collections from or proceeds of the loans constituting the FLBG2 Collateral, if any, (vi) will provide notice of the transfer of the loans to each obligor of the loans at the last address of each obligor in the records of Borrower, (vii) will enter into a servicing agreement with FC Servicing that provides for FC Servicing to process any payments on or proceeds received by Borrower with respect to the FLBG2 Collateral, to respond to inquiries related to the FLBG2 Collateral or any collateral for the FLBG2 Collateral and FC Servicing makes no representations regarding any collections to be received from the FLBG2 Collateral and is not obligated under the servicing agreement to actively attempt to collect the FLBG2 Collateral, and (viii) has no intent to pursue active collection of the FLBG2 Collateral in light of Borrower’s lack of funds available to collect and pursue the FLBG2 Collateral and the condition of the FLBG2 Collateral; (B) the FLBG2 Collateral which has been transferred to Borrower by Affiliates of the Borrower (i) has, for the past two years been valued as having no value in the computations of the “Net Present Equity Value” of the entities that own the loans and as a result there has been no value for these loans included in the valuation certificates provided by the borrowers under the Reducing Note Facility Agreement, (ii) are loans that may not be enforceable due to the expiration of applicable statutes of limitation, (iii) are either not secured by any collateral or, in the opinion of Borrower, the collateral is in such condition as a result of prior liens or other issues that the collateral is not likely to have any value to justify efforts being made to pursue the collateral, and (iv) that the Affiliates of the Borrower have not received any significant payments on the loans in over two years; and (C) that the FLBG2 Collateral to be transferred to Borrower is valued by Borrower as having no value in the valuation certificate being simultaneously provided to Agent and Lenders, as the agent and lenders under the Amended and Restated RNF because the FLBG2 Collateral (i) may not be enforceable due to the expiration of applicable statutes of limitation, (ii) are either not secured by any collateral or, in the opinion of Borrower, the collateral is in such condition as a result of prior liens or other issues that the collateral is not likely to have any value to justify efforts being made to pursue the collateral, and (iii) that the Affiliates of the Borrower have not received any significant payments on the loans in the last two years.  The foregoing does not in any way limit the obligations undertaken by the Borrower under this Agreement, the representations and warranties made by the Borrower under this Agreement as to the legal, valid and binding nature of such obligations, the obligations undertaken by the Borrower in connection with its pledge of the FLBG2 Collateral to secure the obligations under this Agreement and under the Amended and Restated RNF and the representations and warranties of FLBG2 as to the legal, valid and binding nature of such pledge, the rights of the Lenders under this Agreement and under the Amended and Restated RNF to seek to enforce such pledge and to collect the FLBG2 Collateral when and as permitted by such pledge or the rights of the Lenders to deal in any manner permitted by applicable agreement or applicable law with the FLBG2 Collateral.

2.2                                 The Note.  Borrower’s obligation to pay the principal of and, under limited circumstances, interest on, the Loans of the Lender shall be evidenced by a promissory note payable to the order of the Lender, substantially in the form of Exhibit A (the “Note”).

(a)                                  The Note delivered to the Lender shall be: (i) dated the Effective Date; (ii) in an original principal amount of $25,000,000; and (iii) payable in full on the Maturity Date.

(b)                                 The Note shall be, and hereby is, secured by the FLBG2 Collateral and the Pledge Agreement.

2.3                                 Repayments of Loans.

(a)                                  Borrower shall repay the unpaid principal amount of all Loans, together with all unpaid interest thereon and all other fees and amounts due with respect thereto, in accordance with Section 5.3 and in full on the Maturity Date.

(b)                                 Intentionally Omitted.

(c)                                  No amounts prepaid or repaid in accordance with the provisions of this Section 2.3 may be reborrowed.

2.4                                 Intentionally Omitted.

2.5                                 Intentionally Omitted.

Section 3.                                            INTEREST.

3.1                                 No Current Interest.  Subject to the provisions of Sections 3.2, Borrower shall not be liable for the payment of any interest on the Loans.

3.2                                 Past Due Rate.  Each Loan shall bear interest for each day on which an Event of Default exists (after as well as before judgment), payable on demand, at a rate per annum equal to 5.25% (such rate, the “Past-Due Rate”).

3.3                                 Intentionally Omitted.

3.4                                 Intentionally Omitted.

Section 4.                                            Intentionally Omitted.

Section 5.                                            PAYMENTS; PERMITTED DISTRIBUTIONS.

5.1                                 Currency of Payments.  All payments of principal and interest on Loans and under the Note shall be made to Agent in immediately available funds in U.S. Dollars.

5.2                                 Payments on Non-Business Days.  Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest shall be payable at the applicable rate during such extension.  Borrower hereby authorizes and directs Agent and Lender to charge any account of Borrower maintained at any office of Agent or Lender with the amount of any principal, interest or fee when the same becomes due and payable under the terms hereof or of the Notes; provided, however, that neither Agent nor Lender shall be under any obligation to charge any such account.

5.3                                 Payment Date and Distribution of Funds.

(a)                                  Except following the occurrence and during the continuation of an Event of Default, in which case the distribution of Cash Flow shall be controlled by the Agent, all funds in the Cash Flow Cash Collateral Account derived from collections on and in respect of the FLBG2 Collateral (“Cash Flow”) shall be distributed by Borrower or the Agent on the fourth to last Business Day of each month (each, a “Payment Date”) pursuant to the distribution statement prepared by Borrower and approved in writing by Agent (or at any other times as may be agreed upon from time to time by Borrower, Agent and Lender) in accordance with the following priority and amounts and applied as follows and as illustrated in Schedule 5.3(a) to this Agreement:

(i)                                     First, to the payment to Agent, for the account of Lender, an amount equal to all of any fees, late charges and other fees and expenses (other than those paid in Section 5.3(a)(i) above), which are then due and payable to Agent and/or Lender under this Agreement or any of the other Loan Documents or which will become so due and payable on or before the last day of the calendar month in which the Payment Date in question occurs;

(ii)                                  Second, to FC Servicing, an amount equal to the Servicing Fee and Third Party Expenses as defined in the Servicing Agreement;

(iii)                               Third, to the payment to Agent, for the account of Lender.

5.4                                 Net Payments; Application.

(a)                                  All payments hereunder and under the Loan Documents (including, without limitation, repayments and prepayments pursuant to Section 2) shall be made by Borrower to Agent, except as otherwise provided in this Agreement in freely transferable U.S. dollars, and in same day funds at the Closing Office without setoff or counterclaim.

5.5                                 Distribution by Agent.  All payments received by Agent on behalf of Lender under this Agreement or the Notes or on account of any fees payable for the account of Lender shall be promptly distributed by Agent to Lender (in the type of funds received by Agent) in accordance with the Subordination Agreement.  For the avoidance of doubt, the Borrower shall not have any liability to the Agent or the Lender arising from the manner in which the funds are allocated among the Lenders by the Agent.

Section 6.                                            CONDITIONS PRECEDENT TO EFFECTIVENESS

This Agreement shall become effective on the date hereof (the “Effective Date”) when each of the parties hereto has signed and delivered the same as herein required and each of the following conditions have been satisfied to the satisfaction of Agent (or waived by Agent in writing):

6.1                                 Default, etc.  On the Effective Date (both before and after giving effect to the occurrence of the Effective Date assuming such Effective Date has occurred) there shall exist no Default or Event of Default and all representations and warranties made by the Borrower herein or in the other Loan Documents or otherwise by the Borrower in writing in connection herewith or therewith shall be true and correct in all material respects with the same effect as though such representations and warranties have been made at and as of such time.

6.2                                 Notes.  Agent shall have received for each of Lenders the Notes, each duly executed and completed by Borrower.

6.3                                 Supporting Documents of Borrower.  There shall have been delivered to Agent (with sufficient copies for each of the Lenders) such information and copies of documents (if any), approvals (if any) and records (certified where appropriate) of corporate and legal proceedings (if any) in addition to those listed on the Closing Checklist as Agent or Lender may have reasonably requested relating to the Borrower’s entering into and performance of the Loan Documents or any other agreements or documents related thereto or contemplated thereby.

6.4                                 Officer’s Certificate.  There shall have been delivered to Agent (with sufficient copies for Lender) a certificate of an Executive Officer of Borrower certifying, as of the Effective Date, compliance with the conditions of Section 6.1.

6.5                                 Certifications; Financial Statements.  Borrower shall have delivered to Agent such unaudited financial statements and certifications of financial statements as Agent may have requested.

6.6                                 Approvals and Consents.  All orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by (all of the foregoing, “Requisite Consents”), any Government Authority, or any other Person, required to authorize or required in connection with the execution, delivery and performance of this Agreement or the other Loan Documents and the transactions contemplated hereby and thereby by Borrower shall have been obtained (and, if so requested, furnished to Agent, with sufficient copies for Lender).

6.7                                 Intentionally Omitted.

6.8                                 Intentionally Omitted.

6.9                                 Change in Law; No Opposition.  (i) No change shall have occurred in applicable law or in applicable regulations thereunder or in the interpretations thereof by any Governmental Authority which, in the opinion of Lender, would make it illegal for the Lender to make one or more Loans hereunder; and (ii) no suit, action or proceeding shall be pending or threatened before or by any Governmental Authority seeking to restrain or prohibit the making of any Loan or the consummation of the transactions contemplated hereby.

6.10                           All Proceedings to be Satisfactory.   All corporate, partnership, limited liability company and legal proceedings and all instruments, documents and papers in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other documents referred to herein shall be satisfactory in form and substance to Agent, and Agent and Lender shall have received all such information and copies of all documents which Agent or such Lender may reasonably have requested in connection herewith, such documents where appropriate to be certified by proper corporate officials or Governmental Authorities.

6.11                           Checklist Documents.  The documentation set forth on the Closing Checklist (Schedule 6.11), including, without limitation, the Pledge Agreement satisfactory to Agent in form and substance, shall have been delivered to Agent, and such other actions referred to on such Schedule and in such documentation shall have been taken.

6.12                           UCC Statements.  Lien search results confirming the absence of any perfected Liens prior to Lender’s and of any other Liens other than Liens permitted hereunder shall have been delivered to Agent and all actions with respect to the Liens created by the Pledge Agreement as are necessary or appropriate to perfect such Liens shall have been taken.

6.13                           Fees and Expenses.  The legal fees and expenses of Agent’s New York counsel and (if any) local or special counsel in connection with the transactions contemplated by this Agreement and an aggregate $150,000 of expenses (the “Promethean Expenses”) owing to the Agent’s financial consultant, Promethean Investments LLP, in connection with the transactions contemplated by this Agreement and the Amended and Restated RNF shall have been paid in full out of operating accounts of FCCC.

6.14                           Valuation Certificate.  Borrower shall have delivered to the Lender a Valuation Certificate in the form of Schedule 6.15 (the “Valuation Certificate”) signed by the Treasurer of the Borrower which will set forth the Collateral Value.

6.15                           Amended and Restated RNF.  The Lender, the Agent, the Collateral Agent and FCCC shall have executed and delivered the Amended and Restated RNF and all documents and instruments required under the Amended and Restated RNF, all in form, scope and substance satisfactory to the Lender.

Section 7.                                            AFFIRMATIVE COVENANTS.

Borrower warrants, represents and covenants to the Lender and Agent that, so long as this Agreement is in effect and until all of the Loans, together with interest and all other obligations (including Deemed Disbursements and Reimbursement Obligations and fees and disbursements in connection therewith) are paid in full, Borrower will (unless it shall have first procured the written consent of the Majority Lenders to do otherwise) perform the obligations set forth in this Section 7; provided that Borrower shall not be required to take any action or perform any obligation set forth in this Section 7 which is inconsistent with Section 2.1(e).

7.1                                 Financial Statements.  Borrower will furnish to Agent and Lender:

(a)                                  As soon as available and in any event within forty-five (45) days after the close of each calendar month, as at the end of such month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, unaudited Financial Statements of the Borrower, all certified by the CFO of Borrower as being prepared in accordance with GAAP and to present fairly the financial position and results of operation of such Person for such period;

(b)                                 As soon as available but not later than one hundred five (105) days after the close of each Fiscal Year of the Borrower, as at the end of and for the Fiscal Year just closed, an unaudited Financial Statements of the Borrower, and a reconciliation of capital for such year, prepared by the CFO of Borrower;

(c)                                  Intentionally Omitted.

(d)                                 Concurrently with delivery of the financial statements required pursuant to Section 7.1(a) and Section 7.1(b) hereof, a certificate executed by the President, Treasurer or CFO of Borrower that (A) no Event of Default or Default has occurred and is continuing under this Agreement, (B) Borrower is in compliance with the covenants set forth in Section 8.16 hereof; and (C) no event of default and no event or condition which, with the passage of time or the giving of notice or both, would constitute an event of default has occurred and is continuing under any other Indebtedness Instrument (“Other Indebtedness Instrument Unmatured Default”) or, if an Event of Default or Default has occurred under this Agreement or an event of default or Other Indebtedness Instrument Unmatured Default has occurred under any other Indebtedness Instrument, setting forth the details of such event and the action which each Borrower proposes to take with respect thereto;

(e)                                  Intentionally Omitted;

(f)                                    Within fifteen (15) days after the end of each month, a Valuation Certificate showing values as of the end of the immediately preceding month; and

(g)                                 With reasonable promptness, such other information respecting the business, properties, operations, prospects or condition (financial or otherwise) of the Borrower as the Agent may reasonably request.

7.2                                 Other Required Notices and Covenants.

(a)                                  Borrower shall notify Agent promptly after obtaining knowledge of:

(i)                                     Intentionally Omitted;

(ii)                                  the institution of (x) any suit or administrative proceeding which if determined adversely to Borrower, is reasonably likely to or could reasonably be expected to result in a Material Adverse Effect, and (y) any other suit or administrative proceeding against Borrower, in which the uninsured amount involved is $750,000 or more, such notice to be given on or prior to the end of the calendar month in which the applicable event occurs;

(iii)                               Borrower becoming subject to any Charge, restriction, judgment, decree or order which could reasonably be expected to materially adversely affect the operations, financial conditions or business of Borrower if the same could reasonably be expected to materially adversely affect the operations, financial conditions or business of Borrower;

(iv)                              Intentionally Omitted;

(v)                                 except as otherwise previously disclosed or as to any matter addressed in Section 2.1(e), any event or occurrence in respect of Borrower which could reasonably be expected to have a Material Adverse Effect;

(vi)                              the occurrence of (x) a default by Borrower under any agreement, document or instrument to which the Borrower is a party which could reasonably be expected to have a Material Adverse Effect, or (y) any default by a Borrower which could reasonably be expected to materially and adversely affect the Borrower’s ability to perform its respective obligations under the Loan Documents;

(vii)                           the filing of a petition by or against Borrower under any section or chapter of the United States Bankruptcy Code or any similar law or regulation or if the Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by or against the Borrower for its dissolution or liquidation;

(viii)                        the making of an application for the appointment of a receiver, trustee or custodian for any of the Assets of Borrower;

(ix)                                the exercise by any holder of any option, warrant or right to purchase any Equity Interest in Borrower; and

(x)                                   the issuance or sale of any Securities by Borrower, whether or not permitted pursuant to the terms hereof.

(b)                                 On the twentieth (20th) day of each month, Borrower shall deliver to Agent Waterfall Certificates in respect of the FLBG2 Collateral, certified by an Executive Officer of Borrower.

(c)                                  Intentionally Omitted.

(d)                                 On or before the fourth to last Business Day of each month, Borrower shall deliver to Agent a Valuation Certificate signed by the Treasurer of Borrower.

7.3                                 Payment of Charges.

Borrower shall pay promptly when due and discharge all Charges.  In the event Borrower, at any time or times hereafter, shall fail to pay the Charges or to obtain such discharges as required herein, Borrower shall so advise Agent thereof in writing.  Agent may, without waiving or releasing any obligation, covenant or agreement of Borrower or any Event of Default or Default, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Agent deems advisable.  All sums so paid by Agent and any expenses relating thereto, including reasonable attorneys’ fees, court costs, expenses and other charges, shall be part of the Obligations, payable by Borrower to Agent on demand.  Notwithstanding the foregoing, Borrower may permit or suffer the Charges to attach to its Assets on the conditions that: (i) Borrower in good faith, shall be contesting the same in an appropriate proceeding diligently pursued; (ii) enforcement thereof against any Assets of Borrower shall be stayed; and (iii) appropriate reserves therefor shall have been established on the Records of Borrower in accordance with GAAP

7.4                                 Intentionally Omitted.

7.5                                 Maintenance of Records.  Borrower will keep at all times books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs, and Borrower will provide adequate protection against loss or damage to such books of record and account.

7.6                                 Preservation of Existence.  Borrower will maintain and preserve its corporate existence in its jurisdiction of organization.

7.7                                 Intentionally Omitted.

7.8                                 Inspection of Books and Assets.  Borrower shall permit Agent, Lender and each of their respective representatives reasonable access during normal business hours to its properties and personnel, and shall disclose and make available to Agent and Lender all books, papers and records relating to the Assets, stock ownership, properties, operations, obligations, and liabilities of Borrower, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants’ work papers (other than those that are the property of its independent outside auditors), litigation files, loan files, plans affecting employees, and any other business or prospects in which Lender may have a reasonable interest in connection with the Loans, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations, and provided further that in the event that any of the foregoing are in the control of any third party, Borrower, shall use its reasonable best efforts to cause such third party to provide access to such materials to Agent and Lender who shall request the same.  In the event that Borrower, is prohibited by law from providing any of the access referred to in the preceding sentence to Agent and Lender, it shall use its commercially reasonable efforts to obtain waivers thereof promptly so as to permit such access.  Borrower shall make the directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) of Borrower to confer with Agent and Lender and their respective representatives, provided that (i) such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations and (ii) unless a Default or Event of Default exists, counsel to Borrower, shall be permitted to be present at any meeting among Borrower’s, independent public accountants and Agent or Lender.

7.9                                 Intentionally Omitted.

7.10                           Further Assurances.  Borrower will make, execute or endorse, and acknowledge and deliver or file, all such vouchers, invoices, notices, and certifications and additional agreements, undertakings, conveyances, transfers, assignments, or further assurances, and take any and all such other action, as Agent or Lender may, from time to time, deem necessary or proper in connection with this Agreement, the obligations of Borrower hereunder or under the Notes or any of the other Loan Documents to which Borrower is a party, or for the better assuring and confirming unto Collateral Agent or Agent on behalf of Lender, with the first priority, all or any part of the security for the Obligations.

7.11                           Notice of Default.  Forthwith and in any event within five (5) days after Borrower shall have obtained knowledge of the existence of a Default or Event of Default, Borrower will deliver to Agent a certificate signed by an Executive Officer of Borrower setting forth the details of such event, the period of existence thereof, and what action Borrower proposes to take with respect thereto.

7.12                           Intentionally Omitted.

7.13                           Intentionally Omitted.

7.14                           Perform Obligations.  Borrower shall duly and punctually pay and perform each of its obligations under the Loan Documents to which it is a party, in accordance with the terms hereof and thereof.

7.15                           Intentionally Omitted.

7.16                           Approvals and Consents.  In the event that any approval, consent or non-objection need be obtained by Borrower from, or a notice or other filing need be filed by Borrower, with, any Governmental Authority in connection with the execution, delivery and performance of this Agreement or any Loan Document by Borrower, Borrower shall take all actions reasonably necessary to obtain any such approval, consent or non-objection or file such notice or other filing as promptly as practicable, and Lenders agree to cooperate with Borrower in obtaining or filing the same.

7.17                           Stay, Extension and Usury Laws.  Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive it from paying all or any portion of the principal of, premium, if any, or interest on the Notes, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of its obligations under the Note, and Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantages of any such law.

7.18                           Compliance with Laws.  Borrower shall comply with all laws, rules, regulations and governmental orders (federal, state and local), including all Environmental Laws, having applicability to it or to the business or businesses at any time conducted by it, where the failure to so comply would have, or could reasonably be expected to have, a Material Adverse Effect.

7.19                           Intentionally Omitted.

Section 8.                                            NEGATIVE COVENANTS.

Borrower warrants and represents to and covenants to Lender and Agent that, so long as this Agreement is in effect and all of the Loans, together with interest and all other obligations incurred hereunder are paid in full, Borrower will perform the obligations set forth in this Section 8 (unless it shall have first procured the written consent of the Majority Lenders to do otherwise).

8.1                                 Amend Charter Documents; Engage in Same Type of Business.

(a)                                  Borrower, shall not (i) make or consent to any change: (i) in its Charter Documents, in any Shareholder Agreement or in its capital structure or (ii) make any change in any of its business objectives, purposes and operations, including by undertaking additional business activities or (iii) waive any material right under its Charter Documents or any Shareholder Agreement.  Borrower shall not engage in any business not of the same general type as those conducted by it on the Execution Date.

(b)                                 Borrower shall not enter into any Shareholder Agreement after the Execution Date.

8.2                                 Liens.  Borrower, will not grant, contract, create, incur, assume or suffer or permit to exist any Lien upon or with respect to, or by transfer or otherwise subject to the prior payment of any indebtedness (other than the Loans), any of its Assets, whether now owned or hereafter acquired, except Permitted Liens.

8.3                                 Other Indebtedness.  Borrower, will not contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i)                                     the Loans; and

(ii)                                  unsecured trade payables incurred in the ordinary course of business;

8.4                                 Sell Assets.  Borrower shall not assign, sell or transfer any of its Assets to any Person, other than in the ordinary course of business and for fair and adequate consideration.

8.5                                 Attachment.  Borrower shall not permit or suffer any levy, attachment, seizure, or restraint to be made of, upon or affecting any of its Assets or permit any of its Assets to be subject to a writ of distress, if the same would have a Material Adverse Effect.

8.6                                 Receiver.  Borrower shall not permit or suffer any receiver, trustee or assignee for the benefit of creditors, or any other custodian to be appointed to take possession of all or any of its Assets, or for all or any of its Assets to come within the possession of any receiver, trustee, assignee for the benefit of creditors or custodian, if the same would have a Material Adverse Effect.

8.7                                 Mergers, Acquisitions.  Borrower, shall not wind up, liquidate or dissolve its affairs or merge or consolidate with, be acquired by or acquire the stock or assets of or make any investment in, any Person, whether by merger, consolidation, purchase of stock or assets or otherwise, or create any Subsidiary (or agree to do any of the foregoing at any future time) or fail to maintain its corporate existence.

8.8                                 Stock Transfers.

(a)                                  Borrower shall not (x) grant any option, warrant or other right to purchase any Equity Interest in Borrower or (y) issue any other Equity Interests, or (ii) transfer any Equity Interests (whether its own or Equity Interests issued by any Person other than itself) without, in each case, the prior written consent of Majority Lenders.

8.9                                 Adverse Transactions.  Borrower, shall not enter into any transaction which materially and adversely affects its ability to perform its obligations under the Loan Documents or to pay any other Indebtedness.

8.10                           Investments.

(a)                                  Subject to the further limitations set forth in Sections 8.10(b) and (c), after the Execution Date, Borrower shall not make any investment in Equity Interests of any Person.

(b)                                 As used in Sections 8.10(a) and (c) “investment” shall include, but not be limited to contributions to the capital of a Person.

(c)                                  In furtherance, and not in limitation, of other restrictions herein and in the other Loan Documents on contributions, loans, gifts, investments and Guaranty Equivalents, Borrower, shall not make capital contributions, loans or gifts to, investments in or enter into or issue any Guaranty Equivalent with respect to the obligations of any Person.

8.11                           Dividends.  Borrower will not, authorize, declare, or pay any dividends or return any capital to its stockholders as such or authorize or make any other distribution, payments or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration any shares of any class of its capital stock now or hereafter outstanding or any options, warrants or other securities (now or hereafter outstanding) convertible into or exercisable for any equity or other securities of Borrower, or set aside funds for any of the foregoing (any such authorization, declaration, payment, dividend, return of capital, distribution, delivery, redemption, retirement, purchase, acquisition or setting aside of funds, a “Dividend”).

8.12                           Loan; Guaranty Debt.

(a)                                  Borrower, shall not make any loan to any Person, or otherwise invest in or acquire any note, bond, other debt instruments or obligations of or issued by any Person.

(b)                                 Borrower shall not enter into or issue any Guaranty Equivalents, other than the guaranty by Borrower of the indebtedness and obligations under the Amended and Restated RNF and the pledge of the FLBG2 Collateral to secure the indebtedness and obligations under the Amended and Restated RNF.

8.13                           Issue Power of Attorney.  Except pursuant to the other provisions of this Agreement or the Pledge Agreement to which Agent is a party, Borrower shall not issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of any such Person’s business.

8.14                           Intentionally Omitted.

8.15                           Intentionally Omitted.

8.16                           Financial Covenants.  In the event that any Financial Statement required to be delivered pursuant to Section 7.1(a) or any certificate required to be delivered pursuant to Section 7.1(d) hereof (in the case of any such certificate required in connection with monthly financial statements, at the end of any month which is also a fiscal quarter end date) is not delivered within ten (10) days after the date required therefor pursuant to such Section and a written demand therefor by Agent, Borrower shall be deemed to be in default of this Section 8.16 for purposes of Section 9.3 hereof.

8.17                           Accounting Changes.  Borrower will not make any significant change in (i) accounting treatment and reporting practices except as permitted or required by GAAP or Legal Requirements or (ii) unless Agent consents thereto in writing (which consent shall not be unreasonably withheld).  Agent and Lender acknowledge that Borrower will, in accordance with GAAP, fair-value the FLBG2 Loans and record the fair value of the FLBG2 Loans as of the Closing Date and that the fair-valued debt amounts (which will likely recorded at $0.00) will be recorded to the books of FLBG2 and represent the carrying value of the debt by the Borrower.

8.18                           Related Transactions.  Borrower does not have and Borrower shall not enter into any transactions with any Affiliate or Associate, including, without limitation, agreements for the purchase, sale or exchange of property or the rendering of any services to or by any Affiliate or Associate of Borrower or any Parent, except the Services Agreement between FC Servicing and Borrower of even date, or enter into, assume or suffer to exist any employment, management, administration, advisory or consulting contract with any Affiliate or Associate of Borrower or any Parent or, in each of the foregoing cases, with any officer, director or partner of any Affiliate or Associate of Borrower or any Parent or modify any Fee Agreement unless, in any such case, such transaction (a) is otherwise not in violation of this Agreement or any other Loan Document and (b) is in the ordinary course of its business and is upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm’s-length transaction with a Person not an Affiliate or Associate.

8.19                           Intentionally Omitted.

8.20                           Intentionally Omitted.

8.21                           Intentionally Omitted.

8.22                           Intentionally Omitted.

Section 9.                                            EVENTS OF DEFAULT.

Upon the occurrence of any of the following specified events (each an “Event of Default”):

9.1                                 Principal and Other Amounts.  Borrower shall fail to make due and punctual payment of any principal or other amount due hereunder or under the Note or any other Loan Document; or

9.2                                 Representations and Warranties.  Any representation, warranty, statement, report or certificate made or delivered by Borrower or any officer, director, manager or authorized employee or agent thereof herein or in any other Loan Document or otherwise in writing by such Person in connection with any of the foregoing or in any certificate, report or other statement furnished pursuant to or in connection with any of the foregoing, shall be breached or shall prove to be untrue in any material respect; or

9.3                                 Negative and Certain Other Covenants.  Borrower shall fail to perform or observe, any term, covenant or agreement to be performed or observed by Borrower pursuant to Section 7.11 or 7.19; or

9.4                                 Other Covenants.  Borrower shall fail to perform or observe any term, covenant or agreement to be performed or observed by Borrower pursuant to any of the provisions of this

Agreement, including, without limitation, Section 2.3 (other than those referred to in Sections 9.1, 9.2 or 9.3) or any other Loan Document and such default (which shall be capable of cure) shall continue unremedied for a period of thirty (30) days, after the earlier of the date on which (x) Agent or any Lender gives Borrower notice thereof, or (y) Borrower obtains knowledge of such default; or

9.5                                 Other Indebtedness of Borrower.  Any Indebtedness of Borrower (i) shall be declared to be or shall become due and payable prior to the stated maturity thereof or (ii) shall not be paid as and when the same becomes due and payable; or any other event of default shall occur and be continuing under any other Indebtedness Instrument; or

9.6                                 Amended and Restated RNF.  The breach by FCCC or FLBG of any term or provision of, or the occurrence of any event of default under, the Amended and Restated RNF or other agreement, instrument or document delivered in connection therewith, which breach or default is in the opinion of Agent, material, or any other such breach or default (other than such a material breach or default) occurs and is not cured within the time, if any, specified therefor therein or fifteen (15) days thereafter, if no such time is specified or such time is less than fifteen (15) days;

9.7                                 Insolvency.  (i) Borrower, shall make an assignment for the benefit of creditors or a composition with creditors; or (ii) Borrower shall file a petition in bankruptcy, shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, liquidator, trustee or custodian of or for it or any of its Assets; or (iii) any application is made by any other Person for the appointment of any receiver, liquidator, trustee or custodian for Borrower or for any of the Assets of Borrower; or (iv) Borrower shall commence any proceedings relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (v) there shall be commenced against Borrower any such proceeding which shall remain undismissed for a period of sixty (60) days or more, or any order, judgment or decree approving the petition in any such proceeding shall be entered; or (vi) Borrower shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or in the appointment of any receiver, liquidator, trustee or custodian of or for it or any of its Assets, or shall suffer any such appointment to exist; or (vii) Borrower shall take any action for the purpose of effecting any of the foregoing; or any court of competent jurisdiction shall assume jurisdiction with respect to any such proceeding or a receiver or trustee or other officer or representative of a court or of creditors, or any court, governmental officer or agency, shall under color of legal authority, take and hold possession of any substantial part of the property or Assets of Borrower.

9.8                                 Pledge Agreement.  The breach by Borrower of any term or provision of, or the occurrence of any default under, the Pledge Agreement or other Loan Document (other than this Agreement) or other agreement, instrument or document delivered in connection therewith to which such Person is a party, which breach or default is in the opinion of Agent, material, or any other such breach or default (other than such a material breach or default) occurs and is not cured within the time, if any, specified therefor therein or fifteen days thereafter, if no such time is specified or such time is less than fifteen (15) days; or if the Pledge Agreement or Loan

Document is at any time not in full force and effect; or the Pledge Agreement shall fail to grant to Agent on behalf of Lenders the Liens (if any) intended to be created thereby; or

9.9                                 Notice of Charge.  If a notice of any Charge is filed of record with respect to all or any of the Assets of Borrower; or

9.10                           Judgments.

(a)                                  Any final non-appealable judgment for the payment of money in excess of $100,000 (after giving effect to any amount covered by insurance as to which the insurer shall not have denied or questioned its obligation to pay) shall be rendered against Borrower and the same shall remain in effect for a period of ten (10) days after entry of such judgment; or

(b)                                 Final judgment for the payment of money in excess of $100,000 shall be rendered against Borrower and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed or diligently contested in good faith by appropriate proceedings; or

(c)                                  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from Borrower in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the specified currency with other such currency at Agent’s New York branch on the Business Day that is on or immediately following the day on which final judgment is entered.  The obligations of Borrower in respect of any sum due to Lender or Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by Lender or Agent, as the case may be, of any sum adjudged to be so due in such other currency Lender or Agent as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to Lender or Agent, as the case may be, in the specified currency, Borrower agrees, to the fullest extent it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify Lender or Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to Lender or Agent, as the case may be, in the specified currency, Lender or Agent, as the case may be, agrees to remit such excess to Borrower.

9.11                           Intentionally Omitted.

9.12                           Material Effect Defaults.  To the extent that the same does not constitute an Event of Default under any other provision of this Section 9, a default by Borrower shall occur under any agreement, document or instrument (other than this Agreement or any of the other Loan Documents) now or hereafter existing, to which Borrower is a party and the effect of such default could reasonably be expected to have a Material Adverse Effect; or

9.13                           Change in Control.  Any Equity Interests in Borrower are transferred by FLBG Corporation to any other Person; or

9.14                           Intentionally Omitted.

9.15                           Court Orders.  To the extent not otherwise constituting an Event of Default, if Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business or affairs and Borrower consents (by action, inaction or otherwise) to such order or such order remains in effect for a period of thirty (30) days; or

9.16                           Dissolution.  If Borrower, shall dissolve, fully liquidate or suspend or discontinue its business; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, Agent may (and shall, if instructed in writing by the Majority Lenders) by written notice to Borrower declare the principal of and accrued interest on the Loans of Borrower to be, whereupon the same shall forthwith become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; provided that, if any Event of Default described in Section 9.7 shall occur with respect to Borrower, the result which would otherwise occur only upon the giving of written notice by Agent to Borrower as herein described shall occur automatically, without the giving of any such notice.

Section 10.                                      GENERAL REPRESENTATIONS AND WARRANTIES AND RELATED COVENANTS.

In order to induce Lender to enter into this Agreement and to maintain the Loans Borrower makes the following representations, covenants and warranties, both as of the Execution Date and (after giving effect to the transactions contemplated hereby to occur on the Effective Date) as of the Effective Date (unless otherwise specified), which representations, covenants and warranties shall survive the execution and delivery of this Agreement and the other documents and instruments referred to herein:

10.1                           Organization.

(a)                                  Borrower is and at all times hereafter shall be a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Texas. Borrower has not qualified or been licensed to do business in any other state.

(b)                                 Borrower is not a party to any Shareholder Agreements.

10.2                           Entity Power.

Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the other Loan Documents to which it is a party.

10.3                           Violation of Charter Documents.

The execution, delivery and/or performance by Borrower of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action and none of such execution, delivery, performance or consummation shall, by the lapse of time, the giving of notice or otherwise, constitute a violation of any Legal Requirement or a breach of any provision contained in the Charter Documents of Borrower, or contained in any agreement, instrument or document to which Borrower is now or hereafter a party or by which it or any of its Assets is or may become bound, other than agreements, instruments or documents that are immaterial to Borrower and the breach of which could not have a Material Adverse Effect.

10.4                           Enforceability.

This Agreement and the other Loan Documents to which Borrower is a party are and will be the legal, valid and binding agreements of Borrower, enforceable in accordance with their respective terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

10.5                           Ownership.

(a)                                  FLBG Corporation owns one hundred percent (100%) of the Equity Interests of Borrower.

(b)                                 Borrower has no Subsidiaries.

10.6                           Fictitious Names.

Borrower has not used any fictitious names;

10.7                           Title.

(a)                                  There are no Liens relating to the Collateral on the Execution Date and Effective Date except those granted to Collateral Agent to secure the FLBG2 Loans and those arising from the pledge executed by Borrower to secure the obligations under the Amended and Restated RNF.

(b)                                 Borrower shall at all times have indefeasible title to and ownership of all of its Assets except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

10.8                           Intentionally Omitted.

10.9                           Proceedings.  There are no actions or proceedings which are pending or threatened against Borrower which could reasonably be expected to have a Material Adverse Effect.

10.10                     Government Contracts.  Borrower is not a party to any government contracts.

10.11                     Licenses.  Borrower has no licenses, patents, copyrights, trademarks and trade names.

10.12                     Intentionally Omitted.

10.13                     Charge; Restrictions.  On the Execution Date and on the Effective Date, Borrower is not subject to (nor are any of Borrower’s Assets otherwise subject to) any Charge.

10.14                     Compliance with Laws.  Except for matters which could not result in a Material Adverse Effect, Borrower is not in violation of any applicable statute, regulation, order or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, including the Federal Reserve Board, in any respect.

10.15                     Compliance with Indebtedness Instruments.  Borrower is not in default under any Indebtedness Instrument or any other material agreement to which it is a party.

10.16                     Financials.  The Financial Statements delivered by Borrower to Agent, fairly and accurately present the Assets, liabilities and financial conditions and results of operations of Borrower, as of and for the periods ending on such dates and have been prepared in accordance with GAAP applied on a basis consistently followed in all material respects throughout the periods involved.

10.17                     Tax Returns.  Borrower has filed or caused to be filed all tax returns which are required to be filed, and has paid all Charges shown to be due and payable on said returns or on any assessments made against it or any of its property, and all other Charges imposed on it or any of its properties by any Governmental Authority.

10.18                     Intentionally Omitted.

10.19                     No Indebtedness.  Borrower has no Indebtedness except for the FLBG2 Loans.

10.20                     Intentionally Omitted.

10.21                     No Liability on Lenders or Agent.  None of the execution, delivery and performance by Borrower of this Agreement and/or the other Loan Documents will impose on or subject any of the Lenders or the Agent to any liability, whether fixed or contingent, in respect of any Environmental Law, whether relating to the operation of Borrower’s business or otherwise.  None of the Lender’s or the Agent’s exercise of any of the rights or remedies described in this Agreement or in any of the other Loan Documents shall constitute a breach of any provision contained in any agreement, instrument or document concerning the assignment or license of, or the payment of royalties for, any patents, patent rights, trade names, trademarks, trade secrets, know-how, copyrights or any other form of intellectual property now or at any time or times hereafter protected as such by any applicable law.

10.22                     Intentionally Omitted.

10.23                       Real Property; Environmental Issues.  Borrower does not own or lease or at any time has owned or leased any real property.  Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other Governmental

Authority concerning any action or omission resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment with respect to any real property.

10.24                     Intentionally Omitted.

10.25                     Disclosure.  Neither this Agreement nor any other Loan Document nor any statement, list, certificate or other document or information, nor any schedules to this Agreement or any other Loan Document, delivered or to be delivered to Lender or Agent, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make statements contained herein or therein, in light of the circumstances in which they are made, not misleading.  Copies of all documents delivered to Lender and/or Agent pursuant to this Section 10 or any other provision of this Agreement are true, correct and complete copies thereof and include all amendments, restatements, supplements and other modifications thereto and thereof.

10.26                     Qualification.

(a)                                  Solely by reason of (and without regard to any other activities of Lenders and/or Agent in any state in which Assets of Borrower are located) the entering into and performance of this Agreement, the Note, the other Loan Documents and the documents, instruments and agreements delivered in connection therewith by Lender and/or Agent will not constitute doing business by Lender and/or Agent in any of such states or result in any liability of Lender and/or Agent for taxes or other governmental charges; and qualification by Lender and/or Agent to do business in such jurisdiction is not necessary in connection with, and the failure to so qualify will not affect, the enforcement of, or exercise of any rights or remedies under, any of such documents.

(b)                                 No “business activity,” “doing business” or similar report or notice is required to be filed by the Lender and/or Agent in any such jurisdiction in connection with the Loans or the transactions contemplated by this Agreement or any other Loan Document, and the failure to file any such report or notice will not affect the enforcement of, or the exercise of any rights or remedies under, this Agreement or any of the other Loan Documents.

10.27                     Federal Reserve Margin Regulations; Use of Proceeds.

(a)                                  Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).  No part of the proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

(b)                                 Neither the Loans nor the use of proceeds therefrom will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

10.28                     Intellectual Property.  Borrower has no patents, trademarks, registered copyrights, or trade names.  If the Borrower at any time acquires, establishes, invents or develops any patent, trademark, copyright or trade name that is or becomes material to such Person’s business or operations, it will promptly notify Agent of same and take such action as Agent shall request to grant to Collateral Agent or Agent on behalf of Lender a perfected, first priority security interest in the same.

10.29                     Compliance with ERISA.  Borrower does not have and at no time shall have any employees.

10.30                     The Pledge Agreement.

(a)                                  The Pledge Agreement grants a Lien in the Collateral which (i) will constitute a valid and enforceable security interest under the Uniform Commercial Code of the State (x) in which the Collateral is located and (y) by which the Pledge Agreement is governed (as applicable, the “UCC”), (ii) will be entitled to all of the rights, benefits and priorities provided by the UCC, and (iii) when such Pledge Agreement or financing statements with respect thereto are filed and recorded as required by the UCC, will be superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, pledge, lien, security interest, encumbrance or otherwise, except for Permitted Liens, and will provide Agent and Lender the first priority.  All such action as is necessary in law has been taken, or prior to the Effective Date will have been taken, to establish and perfect the security interest of Agent and Lender in the Collateral and to entitle Lender or Agent on behalf of Lender to exercise the rights and remedies provided in the Pledge Agreement and the UCC, as applicable, and no filing, recording, registration or giving of notice or other action is required in connection therewith except such as has been made or given or will have been made or given prior to such dates.  All filing and other fees and all recording or other tax payable with respect to the recording of the Pledge Agreement and UCC financing statements have been paid or provided for.

(b)                                 In furtherance (and not in limitation) of Section 10.30(a), after giving effect to the Pledge Agreement, Borrower will have granted Collateral Agent a Lien of the first priority on the FLBG2 Collateral.

10.31                     Other Loan Documents.  All representations and warranties contained in the other Loan Documents are true and correct.

10.32                     Fee Agreements.  Borrower is not a party to any Fee Agreement.

10.33                     Intentionally Omitted.

Section 11.                                      AGENT.

11.1                           Appointment.  Lender hereby irrevocably appoints Bank of Scotland plc, acting through its New York branch, to act as Agent hereunder and as Collateral Agent, subject to the Collateral Agency Agreement (in such capacity, the “Collateral Agent”), “Assignee” and “Secured Party” (or in any other similar representative capacity designated in the Pledge Agreement) under any Loan Documents.  Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, Agent to take such action on its behalf under the provisions of this Agreement, the Notes, the Pledge

Agreement, the other Loan Documents and any other instruments and agreements referred to therein and to exercise such powers thereunder as are specifically delegated to or required of it by the terms thereof and such other powers as are reasonably incidental thereto; provided that, Agent shall not take any action to realize upon any security interest in any of the Collateral, or release any substantial portion of the Collateral, without the consent of the Majority Lenders.  Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

11.2                           Nature of Duties.  Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents.  Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lender for any action taken or omitted by it under any of the Loan Documents, or in connection therewith unless caused by its or their gross negligence or willful misconduct.  Nothing in the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of the Loan Documents except as expressly set forth therein.  The duties of Agent under the Loan Documents shall be mechanical and administrative in nature and Agent shall not have by reason of its duties under the Loan Documents a fiduciary relationship in respect of any Lender.  Agent agrees to deliver promptly to each Lender (i) copies of notices received by it pursuant to Sections 7.1, 7.2 and 7.11 of this Agreement, and (ii) copies of all documents required to be delivered hereunder by Borrower to Lenders directly but that are not so delivered to Lender (but were delivered to Agent) if Lender notifies Agent that it has not received such document or documents, specifying the same.

11.3                           Lack of Reliance.  Independently and without reliance on Agent, Lender to the extent it deems appropriate has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans hereunder and the taking or not taking of any action in connection herewith, (ii) its own appraisal of the creditworthiness of the Borrower and (iii) its own independent investigation and appraisal of the Collateral; and, except as expressly provided in the Loan Documents, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide Lender with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter.  Agent shall not be responsible to Lender for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, or sufficiency of any of the Loan Documents, the financial condition of the Borrower or the condition of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Loan Documents, the financial condition of the Borrower or the existence or possible existence of any Event of Default or Default.

11.4                           Certain Rights.  If Agent requests instructions from Lender or Majority Lenders with respect to any interpretation, act or action (including failure to act in connection with this Agreement or any of the other Loan Documents) Agent shall be entitled to refrain from such act or taking such actions unless and until it shall have received instructions from Lender or the Majority Lenders, as the case may be; and Agent shall not incur liability to any Person by so refraining.  Without limiting the foregoing, Lender shall not have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any of the other Loan Documents in accordance with the instructions of the Majority Lenders (as to matters requiring the consent of the Majority Lenders) or all Lenders (as to matters requiring the consent of all Lenders).  Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless, if it requests, it shall first be indemnified to its satisfaction by Lender against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or not taking any such action.

11.5                           Reliance.  Agent shall be entitled to rely upon any written notice or any telephone message believed by it to be genuine or correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to the Loan Documents and its duties thereunder, upon advice of counsel selected by it.

11.6                           Indemnification.  To the extent Agent is not reimbursed or indemnified by Borrower, Lender will reimburse and/or indemnify Agent, in proportion to the aggregate amount of their respective Loans outstanding under this Agreement, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred or sustained by or asserted against Agent, acting pursuant hereto or any of the other Loan Documents in its capacity provided for in this Section 11, in any way relating to or arising out of this Agreement, or any of the other Loan Documents, provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct.  The obligations of Lender under this Section 11.6 shall survive the repayment of the Notes and the Loans and the termination of this Agreement and the other Loan Documents.

11.7                           Agent, Individually.  With respect to its obligations under this Agreement, the Loans made by it and any Note issued to or held by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of a Note.  The terms “Lender”, “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, not exclude Agent in its individual capacity as a Lender or holder of a Note if the same becomes the case.  Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Loan Parties and their Subsidiaries as if it were not acting pursuant hereto, and may accept fees and other consideration from the Loan Parties and their Subsidiaries for services as Agent in connection with this Agreement and the other Loan Documents and for services otherwise than as Agent without having to account for the same to Lenders.

11.8                           Holders of Notes.  Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been received by Agent.  Any request, authority or consent of any Person, who at the time of making such request or of giving such authority or consent is the payee of any Note, shall be conclusive and binding on any subsequent holder, transferee, assignee or payee of such Note or of any Note or Notes issued in exchange therefor.

11.9                           Resignation.  Agent may resign at any time from the performance of all its functions and duties hereunder and under the other Loan Documents by giving thirty (30) days prior written notice to Borrower and Lender.  Such resignation shall take effect upon the expiration of such 30-day period or upon the earlier appointment of a successor.  Notwithstanding any such resignation, the provisions of Sections 11.6 and 12.3 shall inure also to the benefit of each Agent who has so resigned with respect to the period it served as Agent.  In case of the resignation of Agent, the Majority Lenders, with the prior consent of Borrower, which consent may not be unreasonably withheld, may appoint a successor by a written instrument signed by the Majority Lenders.  Any successor shall execute and deliver to Agent an instrument accepting such appointment, and thereupon such successor, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of Agent hereunder and with like effect as if originally named as “Agent” herein and therein, and upon request, the predecessor Agent shall take all actions and execute all documents necessary to give effect to the foregoing.  In the event Agent’s resignation becomes effective at a time when no successor has been named, all notices, other communications and payments hereunder required to be given by or to Agent shall be sufficiently given if given by the Majority Lenders (or all Lenders, if the consent of all Lenders is required therefor hereunder) or to each Lender, as the case may be.  In such event, all powers specifically delegated to Agent may be exercised by the Majority Lenders and the Majority Lenders shall be entitled to all rights of Agent hereunder.

11.10                     Reimbursement.  Without limiting the provisions of Section 11.6, Lender and Agent hereby agree that Agent shall not be obligated to make available to any Person any sum which Agent is expecting to receive for the account of that Person until Agent has determined that it has received that sum.  Agent may, however, disburse funds prior to determining that the sums which Agent expects to receive have been finally and unconditionally paid to Agent, if Agent wishes to do so.  If and to the extent that Agent does disburse funds and it later becomes apparent that Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom Agent made the funds available shall, on demand from Agent:

(a)                                  refund Agent the sum paid to that Person; and

(b)                                 reimburse Agent for the additional amount certified by Agent as being necessary to indemnify Agent against any funding or other cost, loss, expense or liability sustained or incurred by Agent as a result of paying out the sums before receiving it; provided, however, that if such funds were made available to any Lender, such additional amount shall be limited to interest on the sum to be repaid, for each day from the date such amount was disbursed until the date repaid to Agent, at (for the first three (3) days) the customary rate set by Agent for correction of errors among banks, and thereafter at the Base Rate (or, if greater and in respect of a Loan, the rate from time to time prevailing on such Loan).

Section 12.                                      MISCELLANEOUS.

12.1                           Calculations and Financial Data.  Calculations hereunder (including, without limitation, calculations used in determining, or in any certificate of Borrower delivered reflecting compliance by Borrower with the provisions of this Agreement) shall be made and financial data required hereby shall be prepared both as to classification of items and as to amount in accordance with GAAP, consistent with the audited Financial Statements described in Section 10.16.

12.2                           Amendment and Waiver.  Except as otherwise provided, no provision of any of the Loan Documents may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Majority Lenders (or Agent on their behalf) and, if Borrower is a party thereto, Borrower, provided, however, that the written consent of Agent shall also be required to change, waive, discharge or terminate provisions of Section 11; and provided, further, that without the consent of all of Lenders (or Agent on their behalf) no change, waiver, discharge or termination may be made that would increase the amount of any Loans of any Lender, decrease the principal of any Loan; decrease the interest rate payable on any Loan; decrease the amount of any fee; extend the Maturity Date of any Loan; change the definition of “Majority Lenders” or modify this Section 12.2.  Any such change, waiver, discharge or termination shall be effective only in the specific instance and for the specific purposes for which made or given.

12.3                           Expenses; Indemnification.

(a)                                  Whether or not the transactions hereby contemplated shall be consummated, Borrower agrees to pay all out-of-pocket costs and expenses of (x) Agent incurred in connection with the preparation, execution, delivery, negotiation administration, filing and recording of, and (y) Agent and Lender incurred in connection with the amendment (including any waiver or consent) or modification of (including any amendment, waiver, consent or modification at any time requested by Borrower, whether or not same is finalized or executed), any failure of Borrower to perform or observe any provision of, and enforcement of or preservation of any rights under, this Agreement, the other Loan Documents, the making and repayment of the Loans, and the payment of all interest and fees, including, without limitation, (A) the fees and expenses of Sullivan & Worcester LLP, counsel for Agent, and any special or local counsel retained by Agent or Lender, and with respect to enforcement, the reasonable fees and expenses of counsel for Agent or Lender, (B) the reasonable fees and expenses of accountants, other consultants, appraisers and other professionals retained by Agent in connection with the transactions contemplated hereunder, and (C) printing, travel, title insurance, mortgage recording, filing, communication and signing taxes and costs.

(b)                                 Borrower agree to pay, and to save Agent and Lender harmless from (x) all present and future stamp, filing and other similar taxes, fees or charges (including interest and penalties, if any), which may be payable in connection with the Loan Documents or the issuance of the Note or any modification of any of the foregoing, and (y) all finder’s and broker’s fees in connection with the transactions contemplated by this Agreement or the other Loan Documents.

(c)                                  Borrower agree to indemnify, pay and hold harmless Agent, Lender, any Lender Assignee and each holder of a Note and their respective present and future officers, directors, employees and agents (collectively, the “Indemnified Parties”) from and against all liability, losses, damages and expenses (including, without limitation, legal fees and expenses) arising out of, or in any way connected with, or as a result of (i) the execution and delivery of this Agreement or the other Loan Documents or the documents or transactions contemplated hereby and thereby or the performance by the parties hereto or thereto of their respective obligations hereunder and thereunder or relating thereto; or (ii) any claim, action, suit, investigation or proceeding (in each case, regardless of whether or not the Indemnified Party is a party thereto or target thereof) in any way relating to Borrower, or any Collateral or any Affiliate of Borrower or any Subsidiary of any such Affiliate or in any way relating to any of the foregoing Persons, or any Affiliate of any of the foregoing in respect of this Agreement, any other Loan Documents or any other document or transaction in connection herewith or therewith or relating hereto or thereto; or (iii) any actual or alleged violation by Borrower, any Affiliate of Borrower or any Subsidiary of any of the foregoing Persons (or any predecessor in interest of any of them) of any Environmental Law; provided that, Borrower shall not be liable to an Indemnified Party for any portion of such liabilities, losses, damages and expenses sustained or incurred as a direct result of the gross negligence or willful misconduct of Agent, Lender or such Indemnified Party.  Lender shall endeavor to give Borrower notice of any material claim, action, suit or proceeding (if not restricted by applicable law, regulation or Government Authority from so doing or unless the same would be inconsistent with a request from a Government Authority) referred to in clause (ii) which has been filed against Lender within a reasonable time after the loan officer of such Lender with responsibility for this Agreement becomes aware of the same, but no failure to give any such notice shall affect, or relieve Borrower of, any of Borrower’s obligations under this Section 12.3 or under any other provision of this Agreement or any other Loan Document or result in any obligation or liability of Agent or any Lender to Borrower or other Person.

(d)                                 All obligations provided for in this Section 12.3 and Sections 5.2, 5.4 and 11.6 shall survive any termination of this Agreement and the Loans and the payment in full of the Obligations.

12.4                           Benefits of Agreement; Descriptive Headings.

(a)                                  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, and, in particular, shall inure to the benefit of the holders from time to time of the Notes; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lender and any such purported assignment or transfer shall be void.  In furtherance of the foregoing, each Lender shall be entitled at any time to grant participations in the whole or any part of its rights and/or obligations under this Agreement, the Loan Documents or any Loan or Note to any Person; provided, however, that no Lender Assignee shall be permitted by the terms of its participation agreement with the relevant Lender to require such Lender to take or omit to take any action hereunder except to the extent that if Lender Assignee were a Lender hereunder, its consent to taking or omitting to take such action would be required by the terms of the second proviso of Section 12.2 hereto.  No such participation pursuant to this Section 12.4(a) shall relieve any Lender from its obligations hereunder and Borrower need deal solely with Agent and Lenders with respect to waivers, modifications and consents to this Agreement, the Loan Documents or the Notes.  Any such participant is referred to in this Agreement as a “Lender Assignee”.  Borrower agrees that the provisions of Sections 5.4 and 12.3 shall run to the benefit of each Lender Assignee and its participations or interests herein, and any Lender may enforce such provisions on behalf of any such Lender Assignee; provided, however, that if any Lender grants a participation in the whole or any part of its rights and/or obligations pursuant to this Section 12.4(a), then the amounts that

Borrower is required to pay pursuant to this Agreement (including, without limitation, additional amounts made pursuant to Section 5.4) shall not exceed the amounts that Borrower would have been required to pay to such Lender pursuant to this Agreement had Lender not granted such participation.  Borrower hereby further agrees that any such Lender Assignee may, to the fullest extent permitted by applicable law, exercise the right of setoff with respect to such participation (and in an amount up to the amount of such participation) as fully as if such Lender Assignee were the direct creditor of Borrower.  Upon the grant of participation in accordance with the foregoing, Borrower shall execute such documents and do such acts as any Lender may reasonably request to effect such assignment.  Any Lender may furnish any information concerning Borrower in its possession from time to time to Lender Assignees (including prospective Lender Assignees) and prospective Purchasing Lenders.  Each Lender shall notify Borrower of any participation granted by it pursuant to this Section 12.4(a) but the approval of Borrower shall not be required for any such participation.  Borrower shall not be responsible for any due diligence costs or legal expenses of such Lender Assignees in connection with their entering into such participation.

(b)                                 The descriptive headings of the various provisions of this Agreement and the other Loan Documents are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)                                  Any Lender may at any time assign to any other Lender or any affiliate of any Lender, or (subject to obtaining the prior written consent of Borrower), such consent not to be unreasonably withheld) to one or more additional banks or financial institutions (“Purchasing Lenders”), all or any part of its Loans and corresponding Note pursuant to a Transfer Supplement (“Transfer Supplement”), the form and substance satisfactory to Agent; provided, however, that each such assignment shall be for an amount not less than $1,000,000 (or, if Lender’s Loan at the time is less, such amount) and integral multiples of $500,000 above such amount, or such other amount or multiple to which Agent may consent.  Upon (i) such execution of such Transfer Supplement, (ii) delivery of an executed copy thereof to Borrower and Agent, (iii) payment by such Purchasing Lender to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Purchasing Lender, (iv) payment by the Purchasing Lender to Agent of a $3,000 processing fee, and (v) any consent of Borrower required by the first sentence of this Section 12.4(c), such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto and thereto with the percentage share of the Loans set forth in Schedule I to such Transfer Supplement, and no further consent or action by Borrower, Lender or Agent shall be required.  Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the percentage of the Note and Loans (and related rights and obligations) held by the transferor Lender and the Purchasing Lender arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender pursuant to the Transfer Supplement.  Upon the consummation of any transfer to a Purchasing Lender pursuant to this Section 12.4(c), the transferor Lender, Agent and Borrower shall make appropriate arrangements so that, if required, a replacement Note or Notes (dated the same date as the Note or Notes being replaced) is issued to such Purchasing Lender and a new Note or Notes (dated the same date as the Note or Notes being replaced) or, as appropriate, a replacement Note or Notes (dated the same date as the Note or Notes being replaced) is issued to such Purchasing Lender, in each case in principal amounts reflecting their outstanding Loans, as adjusted pursuant to such Transfer Supplement.

(d)                                 Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, unless Agent, Borrower or a Lender otherwise requests with respect to any specific exhibit, exhibits to this Agreement shall not be required to be attached to the execution or any other copy of this Agreement, and any references in this Agreement or the other Loan Documents to such exhibits as “Exhibits hereto,” “Exhibits to this Agreement” or words of similar effect shall be deemed to refer to such exhibit as executed by the parties thereto and delivered on the Effective Date.

12.5                           Notices, Requests, Demands, etc.  Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered if sent by Federal Express or other similar overnight delivery service, or three (3) Business Days after mailing (when mailed, postage prepaid, by registered or certified mail, return receipt requested) or (in the case of telex, telegraphic, telecopier or cable notice) when delivered to the telex, telegraph, telecopier or cable company, or (in the case of telex or telecopier notice sent over a telex or telecopier owned or operated by a party hereto or electronic mail) when sent; in each case addressed as follows, except that notices and communications to Agent pursuant to Section 2 and Section 9 shall not be effective until received by Agent: (i) if to Agent, at the Closing Office, (ii) if to a Lender, at the address specified with its signature below or (if a Purchasing Lender) on the applicable Transfer Supplement, and (iii) if to Borrower, at its address specified with its signature below (Attention: President), or to such other addresses as any of the parties hereto may hereafter specify to the others in writing, provided that communications with respect to a change of address shall be deemed to be effective when actually received.

12.6                           Governing Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE EXTENT LAWFUL TO CHOICE OF LAW DOCTRINE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, except (as to any other Loan Document) to the extent specifically set forth otherwise in that Loan Document.

12.7                           Counterparts; Telecopies.  This Agreement and the other Loan Documents may be executed in any number of counterparts, and by the different parties hereto and thereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original; all the counterparts for each such Loan Document shall together constitute one and the same agreement.  Telecopied signatures hereto and to the other Loan Documents shall be of the same force and effect as an original of a manually signed copy.

12.8                           Waiver; Remedies Cumulative; Payment of Claims; Full Recourse.

(a)                                  No failure or delay on the part of Agent or Lender in exercising any right, power or privilege under this Agreement or any other Loan Document, and no course of dealing between Borrower and Agent or Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No notice to or demand on Borrower shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Agent or Lender to any other or further action in any circumstances without notice or demand.

(b)                                 The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Agent or any Lender would otherwise have pursuant to such documents or at law or equity.

(c)                                  In furtherance and not in limitation of the other rights and remedies of Agent and the Lenders, upon the occurrence of an Event of Default or Default, Agent, in its sole and absolute discretion, without waiving or releasing any covenant, agreement or other obligation of Borrower or any Default or Event of Default, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Assets of Borrower.  All sums paid by Agent in respect thereof and all reasonable costs and expenses (including, without limitation, fees and expenses of counsel to Agent) relating thereto incurred by Agent or for which Agent becomes obligated on account thereof shall be part of the Obligations payable by Borrower to Agent on demand and any amount not paid on demand shall bear interest at the Past-Due Rate.

(d)                                 Borrower’s obligations to pay principal, interest, fees and other amounts when due under this Agreement and the other Loan Documents is absolute and unconditional and a full recourse obligation of Borrower, notwithstanding any fact or circumstance and, without limiting the generality of the foregoing, whether or not there are funds available in the Cash Flow Cash Collateral Account for application to any such obligation.

12.9                           Acknowledgement of Consents.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, Agent and Lender hereby acknowledge and agree that any document of consent or waiver referred to on Schedule 12.9 shall remain in full force and effect with respect to this Agreement.

12.10                     Recoveries; Pro Rata Sharing.

(a)                                  Any Recoveries (after deduction and payment of all expenses and costs permitted by this Agreement, the Pledge Agreement or applicable law) shall be applied pro rata against the Loans held by Lenders until satisfaction in full of all amounts due thereunder.

(b)                                 Lenders agree among themselves that, with respect to all sums received by Lenders applicable to the payment of the principal of or interest on the Notes (except as otherwise provided in Section 5.4 or 5.5), equitable adjustment will be made between Lenders so that, in effect, all such sums shall be shared ratably by each of Lenders (in accordance with the outstanding principal amount of their respective applicable Loans) whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker’s lien, by counterclaim or cross-action or by the enforcement of any or all of the Notes or otherwise.  If any Lender receives any payment on its Notes of a sum or sums in excess of its pro rata portion (except as otherwise provided in Section 5.4 or 5.5), then such Lender receiving such excess payment shall purchase for cash from the other Lenders with outstanding Loans to Borrower an interest in their Note or Notes in such amount as shall result in a ratable participation by all of Lenders in the aggregate unpaid amount of applicable Notes then outstanding; provided, however, that if all or any portion of such excess payment is thereafter recovered by such Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Borrower hereby agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 12.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.  The foregoing Section 12.10(b) shall in all events be subject to the Subordination Agreement.

12.11                     Jurisdiction.  BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS OR THE DOCUMENTS DELIVERED IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS AGENT OR ANY LENDER MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, BORROWER AND FLBG ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY AGENT AND THE MAJORITY LENDERS IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY IT AGAINST AGENT OR ANY LENDER AND ANY QUESTIONS RELATING TO USURY.  BORROWER AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS.  BORROWER HEREBY IRREVOCABLY CONSENTS THAT ALL PROCESS SERVED OR BROUGHT AGAINST BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT IF SENT BY REGISTERED MAIL, OR (IF PERMITTED BY LAW) BY FEDERAL EXPRESS OR OTHER SIMILAR OVERNIGHT COURIER SERVICE, TO SUCH LOAN PARTY AT ITS ADDRESS SET FORTH BELOW ITS SIGNATURE TO THIS AGREEMENT (OR SUCH OTHER ADDRESS AS AGENT IS NOTIFIED OF IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.5).  NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT OR LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT OR LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

12.12                     Severability.  If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

12.13                     Right of Set-off.  In addition to any rights now or hereafter granted under applicable law or otherwise and not by way of limitation of any such rights, upon the occurrence of an Event of Default Lender is hereby authorized at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by Lender to or for the credit or the account of Borrower against and on account of the obligations and liabilities of Borrower now or hereafter existing under any of the Loan Documents irrespective of whether or not any demand shall have been made thereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.  Lender or Lenders exercising any rights granted under this Section 12.13 shall thereafter notify the Borrower and Agent of such action; provided that, the failure to give such notice shall not affect the validity of such set-off and application.

12.14                     No Third Party Beneficiaries.  This Agreement is solely for the benefit of Agent, Lenders and Borrower and the respective successors and assigns of Agent and Lender and nothing contained herein shall be deemed to confer upon anyone other than Borrower any right to insist on or to enforce the performance or observance of any of the obligations of Agent or Lenders contained herein.  All conditions to the obligations of Lender to make Loans hereunder are imposed solely and exclusively for the benefit of Lender and its successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Person shall under any circumstances be deemed to be beneficiary of such conditions.

12.15                     Survival; Integration.

(a)                                  Each of the representations, warranties, terms, covenants, agreements and conditions contained in this Agreement shall specifically survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and shall, unless otherwise expressly provided, continue in full force and effect until the Loans together with interest thereon, the fees and compensation of Agent, and all other sums payable hereunder or thereunder have been indefeasibly paid in full.

(b)                                 This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on the subject matter hereof and thereof.  In the event of any direct conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that, the inclusion of supplemental rights or remedies in favor of Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

12.16                     Domicile of Loans.  Any Lender may make, maintain or transfer any of its Loans hereunder to, or for the account of, any branch office, subsidiary or affiliate of such Lender.

12.17                     No Usury.  It is expressly stipulated and agreed to be the intent of Agent, Lender and Borrower to comply at all times with applicable usury laws.  If at any time such laws would ever render usurious any amount called for under any of the Loan Documents, then it is the express intention of the parties hereto that such excess amount be immediately credited on the applicable Note, or if the Note has been fully paid, refunded by Lender (pro rata in accordance with their respective principal amount of the affected Loans), to Borrower (and Borrower shall accept such refund) and the provisions hereof and thereof be immediately deemed to be reformed to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery to the fullest amount otherwise called for hereunder and thereunder.  Any such crediting or refunding shall not cure or waive any default by Borrower under the Loan Documents.  If at any time following any such reduction to the interest rate payable by Borrower there remains unpaid any principal amounts under the Note and the maximum interest rate permitted by applicable law is increased or eliminated, then the interest rate payable to Lender shall be readjusted, to the full extent permitted by applicable law, so that the total amount of interest thereunder payable by Borrower to Lender shall be equal to the amount of interest which would have been paid by Borrower without giving effect to applicable usury laws.  Borrower agrees, however, that in determining whether or not any interest payable under the Note or any of the other Loan Documents exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in the Note or such other Loan Documents to be “interest”), including fees and commissions and all other sums payable hereunder or thereunder or in connection herewith or therewith, shall be deemed, to the full extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

12.18                     Waiver of Jury Trial.  EACH OF BORROWER, AGENT AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF BORROWER, AGENT OR LENDER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT AND LENDER ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

12.19                     Waiver by Borrower.  EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR REQUIRED BY LAW, BORROWER WAIVES (A) PRESENTMENT, DEMAND AND PROTEST, NOTICE OF PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ANY OF LENDERS AND/OR AGENT ON WHICH BORROWER MAY IN ANY WAY BE LIABLE; (B) ALL RIGHTS TO NOTICE AND A HEARING PRIOR TO AGENT’S TAKING POSSESSION OR CONTROL OF, OR TO REPLEVY, ATTACHMENT OR LEVY UPON THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ANY OF LENDERS AND/OR AGENT TO EXERCISE ANY OF ITS RESPECTIVE REMEDIES; AND (C) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, EXTENSION AND EXEMPTION LAWS.

12.20                     Waiver of Marshaling.  All rights of marshaling of Assets of Borrower, including any such right with respect to the Collateral, are hereby waived by Borrower.

12.21                     Waiver of Claims; Release by Borrower.

(a)                                  Borrower releases Lender and Agent from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from any act or omission to act on the part of Lender and/or Agent, their respective officers, agents or employees, except, in the case of Lender or Agent, the willful misconduct or gross negligence of Lender or Agent (as the case may be).

(b)                                 Borrower hereby acknowledges, agrees and affirms, as of the Execution Date and as of the Effective Date, that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of this Agreement, any other Loan Document or any amendments thereto, or any of the Existing Credit Agreements, as amended, or documents delivered pursuant thereto (collectively, the “Claims”), nor does Borrower now have knowledge of any facts that would or might give rise to any Claims.  If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of this Agreement or any other Loan Document, as may have been amended by the amendments thereto, or any of the Existing Credit Agreements, as amended, or documents delivered pursuant thereto, Borrower hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

12.22                     Confidentiality.  Agent and Lender, severally and with respect to itself only, covenants and agrees that any information obtained by Agent or such Lender pursuant to this Agreement shall be held in confidence (it being understood that documents provided to Agent hereunder may in all cases be distributed by Agent to Lender) except that Agent or Lender may disclose such information (i) to its officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through Agent or Lender, (iii) to the extent such information was available to Agent or Lender in a capacity other than Agent or Lender hereunder or on a nonconfidential basis prior to its disclosure to Agent or Lender hereunder, (iv) with the consent of Borrower, (v) to actual or prospective Lender Assignees or Purchasing Lenders or (vi) to the extent Agent or Lender should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Government Authority to disclose such information.

Section 13.                                      FINAL AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 14.                                      Limitation on Recourse.  Notwithstanding anything to the contrary contained in this Agreement, the Note or any of the other Loan Documents, the recourse of Agent, Collateral Agent and Lenders under and with respect to the Loan Documents shall be limited solely to the Borrower, the Collateral and all other assets now or hereafter owned by Borrower or in which Borrower has an interest, and neither FLBG Corporation, FCCC, FH Partners, FCFC, any guarantors under the Amended and Restated RNF, nor any of the Affiliates of any such Persons other than Borrower shall have any other liability to Agent or Lender under or with respect to the FLBG2 Loans or the Loan Documents, whether directly or indirectly, whether by contract or by operation of law and whether in their respective capacities as a member of Borrower or otherwise.

Section 15.                                      USA Patriot Act Notice.  Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Agent, as applicable, to identify Borrower in accordance with the Patriot Act.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

FLBG2 HOLDINGS LLC
a Texas limited liability company, as Borrower

By:
Title:

6400 Imperial Drive (delivery only)
Waco, Texas 76710

P.O. Box 8216 (mail)
Waco, Texas 76714-8216

254-761-2953 (telecopier)
jholmes@fcfc.com (electronic mail)

BOS (USA) INC.
a Delaware corporation, as Lender

By:
Title:

1095 Avenue of the Americas
35th Floor
New York, New York 10036
212-682-0764 (telecopier)
(adrian.Knowles@lbusa.com)

[signature page to Reducing Note Facility Agreement]

BANK OF SCOTLAND PLC, acting through its New York branch, as Collateral Agent and Agent

By:
Title:

1095 Avenue of the Americas
35th Floor
New York, New York 10036
212-682-0764 (telecopier)
(adrian.Knowles@lbusa.com)

FLBG2 REDUCING NOTE FACILITY	ANNEX I

DEFINITIONS

As used in the Reducing Note Facility Agreement to which this Annex I is annexed, the following terms shall have the meanings herein specified or as specified in the Section of such Agreement or in such other document herein referenced:

“Affiliate” shall mean any Person (i) in which Borrower and/or any Parent, individually, jointly and/or severally, now or at any time or times hereafter, have an equity or other ownership interest equal to or in excess of twenty—five percent (25%) of the total equity of or other ownership interests in such Person, and/or (ii) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with either or both Borrowers and/or (iii) which is an officer or director of either Borrower or any Primary Obligor.  For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Stock, by contract or otherwise, and in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 25% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 25% or more of any class of equity interest).  Notwithstanding the foregoing, none of the Harbor Debtors shall be deemed to be an Affiliate for the purposes of this Agreement other than Section 8.20.  “Affiliate” shall not include any Non-Covered Entity.

“Agent” — introductory paragraph.

“Agreement” shall mean this Reducing Note Facility Agreement, as it may from time to time be amended, extended, restated, supplemented or otherwise modified.

“Asset” shall mean any real, personal and intangible property of a Person, including, without limitation, accounts, chattel paper, contract rights, letters of credit, instruments and documents, equipment, general intangibles, inventory, leases, options, licenses, real property, and Equity Interests issued by any other Person whether now existing or hereafter acquired or arising.

“Associate”, when used to indicate a relationship with a Person, shall mean (i) another Person (other than a Loan Party or a Subsidiary thereof) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person or an immediate member of his family serves as trustee or in a similar capacity, and (iii) any relative or spouse of such Person or any relative of such spouse.

“Borrower” — introductory paragraph.

“BOS (USA)” — introductory paragraph.

“Business Day” shall mean any day that is not a Saturday, Sunday or legal holiday in the State of New York,  the State of Texas, the State of Connecticut (or any other State where the CFCCA is maintained) or a day on which banking institutions chartered by the State of New York, the State of Texas, the State of Connecticut (or any other State where the CFCCA is maintained) or the United States are legally required or authorized to close, and, when used in connection with LIBOR, means any such Business Day which is also a day on which deposits in Dollars and Euros may be dealt in on the London interbank market.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP, including all purchases of property, plant and equipment, and including all such expenditures with respect to fixed or capital Assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of obligations under Capitalized Leases incurred by such Person.

“Capital Stock” — Section 9.15.

“Capitalized Lease” shall mean any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and “Capitalized Lease Obligation” of any Person at any time shall mean the aggregate amount of rental expenses which is, or is required under GAAP to be, capitalized on the books of such Person under Capitalized Leases.

“Cash Flow” — Section 5.3(a).

“Cash Flow Cash Collateral Account” and “CFCCA” shall mean the account at the Depositary specified by account number in the Cash Collateral Agreement and in the letter agreement between the Collateral Agent and the Depositary relating thereto or such other account, if any, which is specified by account number in a cash collateral agreement (in form and substance satisfactory to Agent) between Borrower and Collateral Agent and letter agreement (in form and substance satisfactory to the Collateral Agent) between the Collateral Agent and the depositary bank with respect to such other account.

“CFO”, as to any Loan Party shall mean such Loan Party’s chief financial officer.

“Charges” shall mean all national, Federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the PBGC) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the Obligations, a Person’s Assets, a Person’s business, a Person’s ownership and/or use of any of its Assets, a Person’s income and/or gross receipts and/or a Person’s ownership and/or use of any of its Assets.

“Charter Document” shall mean (i) with respect to a corporation: its certificate or articles of incorporation or association and its by—laws or comparable documents under non—US laws; (ii) with respect to a partnership: its partnership agreement, certificate of partnership (if a limited partnership) and its certificate of doing business under an assumed name (if a general partnership); (iii) with respect to a trust, its trust agreement or declaration of trust; and (iv) with respect to a limited liability company, its certificate of formation and operating agreement or analogous documents; in each case, with such other similar documents as Agent shall request or specify.

“Claims” — Section 12.21(b).

“Closing Checklist” shall mean the Closing Checklist in the form of Schedule 6.11 to the Agreement.

“Closing Office” shall mean the office of Agent at 1095 Avenue of the Americas, New York, New York 10036 or such other office as may be designated in writing to Borrower by Agent.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Collateral” — Fifth Recital.

“Collateral Agency Agreement” shall mean that certain Collateral Agency Agreement, dated as of the date hereof, between Agent, Collateral Agent, Lenders and Borrower.

“Collateral Agent” shall mean Agent in its capacity as agent under one or more of the Security Documents and its successor and assigns (Agent, in such capacity, being sometimes referred to herein and in other Loan Documents as the “Collateral Agent” is such capacity he is only referred to as the Collateral Agent and sometimes as the “Agent”).

“Default” shall mean any event which with notice or lapse of time, or both, would become an Event of Default.

“Dividend” — Section 8.11.

“Dollar Equivalent” shall mean, on any date of determination, with respect to any amount in Euros, the equivalent in Dollars of such amount, determined by Agent using the Exchange Rate then in effect.

“Dollars”, “U.S. $”, “$” and “U.S. dollars” shall mean the lawful currency of the United States of America.

“Effective Date” — Section 6.

“Environmental Laws” shall mean all laws, common law, statutes, rules and regulations, and all judgments, decrees, franchises, orders or permits, issued, promulgated, approved or entered thereunder by any Government Authority relating to pollution or protection of the environment or occupational health and safety, including, without limitation, those relating to emissions, discharges, releases or threatened releases of any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum—derived substance or waste, or any constituent of any such pollutant material, substance or waste, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum—derived substance or waste.

“Equity Interests” shall mean any equity interests issued by any Person, including, without limitation, Stock (including, without limitation, common stock and preferred stock),

partnership interests or limited liability company interests, any other securities convertible into, or exercisable for, any of the foregoing or other securities of such Person, and options and warrants or other rights to acquire any of the foregoing.

“Event of Default” shall mean each of the Events of Default defined in Section 9.

“Execution Date” shall mean the date on which all parties to this Agreement shall have signed a copy this Agreement (whether the same or different copies) and shall have delivered the same to Agent.

“Executive Officer” shall mean the President of Borrower, the CFO of Borrower or any Senior Vice President of Borrower.

“FCCC” — Recitals.

“FC Servicing” shall mean FirstCity Servicing, Inc., a Texas corporation.

“FCFC” — Recitals.

“Fee Agreements” shall mean any partnership agreement, management agreement, consulting agreement, or other agreement pursuant to which Borrower is to be paid fees, distributions, allocations, expense reimbursements, consideration, salary or other compensation in consideration for providing management, personnel or services, in any form whatsoever, from any Affiliate or from any other Person.  Services to be rendered under Fee Agreements may include, but not be limited to consulting, collecting revenues, paying operating expenses not paid directly by others, and providing clerical and bookkeeping services.

“FH Partners” — Recitals.

“Financial Statements” shall mean, with respect to any Person, the statement of financial position (balance sheet) and the statement of earnings, cash flow, and stockholders’ (or partners’ or members) equity of such Person.

“Fiscal Year” shall mean each January 1 to December 31 period.  “Fiscal Year” followed by a year means the Fiscal Year with its Fiscal Year—End in such calendar year.

“FLBG” — Recitals.

“GAAP” shall mean generally accepted accounting principles (as promulgated by the Financial Accounting Standards Board or any successor entity) in the United States provided, that when with respect to a Person which is not a US Person, GAAP shall mean the equivalent in such Person’s jurisdiction of organization.

“Government Authority” shall mean any nation or government, any state or political subdivision thereof, any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any of the foregoing or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranty Equivalent” shall mean any agreement, document or instrument pursuant to which a Person directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the obligee of any other Person against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such obligation, other than (i) by endorsements of instruments in the ordinary course of business or (ii) indemnification of sellers of assets related to breaches of confidential agreements and obligations related to performance of purchase and sale agreements in the conduct of the Asset acquisition business.  Without limitation, a Guaranty Equivalent shall be deemed to exist if a Person agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (i) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an obligation; (ii) to make any loan, advance, capital contribution or other investment in, or a purchase or lease of any property or services from, a Person; (iii) to maintain the solvency of such Person; (iv) to enable such Person to meet any other financial condition; (v) to enable such Person to satisfy any obligation or to make any payment; (vi) to assure the holder of an obligation against loss; (vii) to purchase or lease property or services from such Person regardless of the non—delivery of or failure to furnish of such property or services; or (viii) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any obligation.

“Indebtedness” shall mean, with respect to any Person (without duplication): (i) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person; (ii) all obligations of such Person evidenced by bonds, debentures,  notes or similar instruments; (iii) all obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and on terms customary in the trade; (iv) all obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property); (v) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon; (vi) all obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; (vii) all obligations of such Person under a project financing or similar arrangement; (viii) all obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement; and (ix) all obligations and liabilities with respect to unfunded vested benefits under any “employee benefit plan” or with respect to withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to a “multiemployer plan”, as such terms are defined under the Employee Retirement Income Security Act of 1974.

“Indebtedness Instrument” shall mean any note, mortgage, indenture, chattel mortgage, deed of trust, loan agreement, hypothecation agreement, Guaranty Equivalent, pledge agreement, security agreement, financing statement or other document, instrument or agreement evidencing or securing the payment of or otherwise relating to the borrowing of monies.  Indebtedness Instruments shall include, but not be limited to the Loan Documents.

“Indemnified Party” — Section 12.3(c).

“IRS” shall mean the Internal Revenue Service of the United States.

“Legal Requirements” shall mean, with respect to any Person, all laws, common law, statutes, rules and regulations of any Government Authority to which such Person or any of its assets is subject or any judgment, decree, franchise, order or permit of any Government Authority applicable to such Person or any of its assets.

“Lender Assignee” — Section 12.4(a).

“Lenders” — introductory paragraph.

“Lien” shall mean any mortgage, deed of trust, security deed, pledge, security interest, encumbrance, lien or other charge of any kind or any other agreement or arrangement having the effect of conferring security (including any agreement to give any of the foregoing, any assignment or lease in the nature thereof, and any conditional sale or other title retention agreement), any lien arising by operation of law, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction (or any similar or comparable law of any jurisdiction that has not enacted the Uniform Commercial Code).

“Loan Documents” shall mean, individually and collectively, this Agreement, the Notes, the Pledge Agreement, and all other instruments and agreements heretofore or from time to time hereafter executed by or on behalf of Borrower, in connection herewith or therewith, in each case as amended, extended, restated, supplemented or otherwise modified from time to time.  Without limiting the generality of the foregoing, each amendment to (or constituting part of) this Agreement or any other Loan Document and each instrument and agreement (including, without limitation, consents or waivers, but excluding any amendment, consent or waiver executed prior to the Effective Date) executed in connection with any Loan Document shall be deemed to be a Loan Document for all purposes of the Agreement and the other Loan Documents.

“Loan(s)” — Recitals.

“Majority Lenders” as of a particular date shall mean the holders of at least 51% of the aggregate unpaid principal amount of all Loans at the particular time outstanding.

“Material Adverse Change” shall mean a material adverse change in (i) the business, properties, operations, prospects or condition (financial or otherwise) of Borrower, or (ii)  the ability of Borrower to perform, or of Agent to enforce, any of the Obligations.

“Material Adverse Effect” shall mean an effect that would result in a Material Adverse Change.

“Maturity Date” shall mean December 19, 2014.

“Note” — Section 2.2.

“Obligations” shall mean all obligations of Borrower with respect to the repayment or performance of obligations (monetary or otherwise) arising under or in connection with this Agreement, the Notes, the Pledge Agreement or any other Loan Document.

“Other Indebtedness Instrument Unmatured Default” — Section 7.1(d).

“Parent” shall mean any Person now or at any time hereafter owning or controlling (alone or with Borrower, any Subsidiary and/or any other Person) at least a majority of the issued and outstanding Stock or other ownership interest of Borrower or any Subsidiary.  For purposes of this definition, “control” shall have the same meaning ascribed to such term in the definition of

“Affiliate”.  Notwithstanding the forgoing, no Person shall be a Parent which is not a Parent of Borrower or a 51% or more owned subsidiary, directly or indirectly, of Borrower.

“Past-Due Rate” — Section 3.2.

“Payment Date” — Section 5.3.

“Permitted Liens” shall mean (i) any liens created pursuant to the Loan Documents in favor of Agent for the benefit of Lender and Agent to secure the Obligations; (ii)  liens for Charges which are not yet due and payable, or claims and unfunded liabilities under ERISA not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued; (iii) liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest any proceedings commenced for the enforcement of such lien shall have been duly suspended and such provision for the payment of such lien has been made on the books of Borrower (or the applicable Affiliate) as may be required by GAAP; (iv) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States Government or any agency thereof entered into in the ordinary course of business; or (v) any liens securing Indebtedness of Borrower (or any Affiliate) to any Persons in an amount not greater than $250,000 for each such Person, provided the aggregate amount of Indebtedness secured by all such liens shall not exceed $500,000.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, a trust, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision thereof.

“Pledge Agreement” shall mean the Pledge Agreement, dated as of the date hereof, by and between the Borrower and Collateral Agent.

“Purchasing Lenders” — Section 12.4(c).

“Records” shall mean all books, records, computer records, computer software, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to Assets.

“Recoveries” shall mean any funds, or substitution of receipts or collateral, received by the Lenders or Agent (a) from the sale, collection or other disposition of Collateral pursuant to the Security Documents, or (b) from any distribution to any of the Lenders or Agent, or abandonment to any of them, or substitute Liens or payment given to any of them pursuant to events or proceedings of the nature referred to in Section 9.8 of the Agreement, or otherwise, which distribution or abandonment pertains to the Collateral.

“Requisite Consents” — Section 6.6.

“Securities” shall have the meaning ascribed to that term in the Securities Act of 1934.

“Servicing Agreement” shall mean the Services Agreement entered into between.

“Servicing Fee” shall mean servicing fees payable to FC Servicing for servicing of assets of Borrower pursuant to the terms of the Services Agreement in an amount equal to ten percent (10%) of the collections and proceeds from the assets of Borrower.

“Shareholder Agreement” shall mean any agreement (other than a certificate of incorporation, customary by—laws, a limited liability company formation certificate or a partnership formation certificate but including resolutions of any Person owning any Equity Interests in such Person) among any holders of Equity Interests issued by Borrower, any Primary Obligor or any Related Entity relating to the management of any such Person or any of the rights or privileges of any holders of Equity Interests of any such Person.

“Stock” shall mean all shares and other Equity Interests issued by a corporation, whether voting or non—voting, including but not limited to, common stock, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

“Subordination Agreement” shall mean the Subordination Agreement dated as of October 31, 2007 by and among BoS (USA), the Agent and FC, as amended and restated on the date hereof.

“Subsidiary” of any Person (the “First Person”) shall mean any other Person more than 50% of the indicia of equity rights (whether capital stock or otherwise) of which is at the time owned, directly or indirectly by the First Person and/or by one or more of such First Person’s Subsidiaries.

“Taxes” — Section 5.4.

“Transfer” shall mean any sale, conveyance, lease or other disposition (and “Transferred”, “Transferring” and other variations thereof shall have correlative meanings).

Transfer Supplement” — Section 12.4(c).

“UCC” — Section 10.30.

“United States”, “US” or “U.S.” shall mean the United States of America.

“Valuation Certificate” — Section 6.18.

“Waterfall Certificate” in respect of any Payment Date shall mean a completed certificate made by Borrower in a form approved by Agent which sets forth information with respect to collections under any FLBG2 Collateral during the preceding period to which such certificate is applicable and such other information as Agent shall require.